Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S‑3 (Nos. 333-205339, 333-205336, 333-193861, and 333-188186) and Form S-8 (Nos. 333-205338, 333-187346, 333-174758, 333-163832, 333-140624, 333-121006, 333-115505, 333-81340, 333-51556, 333-38886 and 333-25021) of Vericel Corporation of our report dated March 14, 2016 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Detroit, Michigan
March 14, 2016